Exhibit 99.1

July 29, 2026

Aeluma and Department of Commerce Sign CHIPS Research & Development Office (CRDO) Letter of Intent for up to $30 Million to Accelerate U.S. Leadership in AI and Advanced Computing

Funding Would Advance Company’s Scalable Non-InP Substrate Technology for AI Datacom to Address Supply Chain Constraints

GOLETA, Calif., July 29, 2026 (GLOBE NEWSWIRE) -- Aeluma, Inc. (NASDAQ: ALMU), a semiconductor company specializing in high-performance, scalable technologies for mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum, today announced that it has signed a letter of intent (LOI) for up to $30 million of proposed funding under the CHIPS and Science Act, which is administered by the U.S. Department of Commerce. The award will support Research & Development of Aeluma’s scalable, non-InP semiconductor manufacturing platform for photonics, an important technology for the U.S. economy and national security.

CHIPS funding is designed to advance semiconductor R&D, strengthen U.S. technology leadership, and accelerate the pace of commercialization to enable technology dominance in the industries of the future. Scalable manufacturing of compound semiconductors is critical to AI, advanced computing, and other applications. Aeluma’s non-InP, large-diameter substrate platform addresses supply chain constraints and enables the scaling of photonic components such as high-speed photodetectors and lasers. These technologies will accelerate domestic production for next generation AI interconnects, network communications, and sensing.

“We are pleased to be one of the companies selected to receive an LOI for funding to support the AI and advanced computing ecosystem in the U.S.,” said Jonathan Klamkin, Ph.D., Aeluma’s President and CEO. “This award aims to accelerate development and commercialization of our scalable, high-performance semiconductor platform, leveraging Aeluma’s facilities in Goleta, California, and partner sites within the U.S. With growing demand for photonics in AI and advanced computing infrastructure, Aeluma is poised for broad market adoption of our innovative technology solutions.”

“With today’s compute supply chain investments, the Trump Administration is accelerating America’s innovation engine,” said Secretary of Commerce Howard Lutnick. “These strategic investments will enhance our country’s domestic capabilities, create high-paying jobs and keep America at the forefront of the semiconductor industry.”

“The CHIPS R&D incentives will support a breakthrough in manufacturing of photonic devices for compute and communication networks,” said Bill Frauenhofer, the Executive Director for Semiconductor Innovation and Investment at the Department of Commerce. “Accelerating R&D for next generation substrates for domestic photonic devices provides American industry the extreme bandwidth and energy efficiency to scale complex AI workloads.”

Aeluma pioneered a platform to build high-performance photonics on large-diameter, mismatched substrates up to 300mm in size. This game-changing technology bridges compound semiconductor materials with mainstream microelectronics to meet the scaling requirements of high growth markets. The funded initiatives would accelerate commercialization of Aeluma’s high-performance semiconductors for the AI and advanced computing markets. InP substrates are used for manufacturing critical photonic components, but these substrates are relatively expensive, limited in manufacturing throughput, and subject to geopolitics and supply shortages. Aeluma leverages alternative, larger diameter substrates to build high-performance photonics. The development contemplated in the LOI emphasizes manufacturing readiness and scaling of Aeluma’s non-InP photonics, aligning with the U.S. CHIPS and Science Act objectives to strengthen domestic semiconductor manufacturing, supply chain resiliency, and national security.

The award is subject to the completion of further due diligence, required approvals, including internal approvals of the U.S. Government, and the parties’ execution of definitive award documents. The LOI contemplates a portion of the award being funded up front and the remainder funded on a milestone-based award structure tied to eligible project costs and technical progress.

Any securities issued to the U.S. Department of Commerce in connection with the proposed award will not be registered under the Securities Act of 1933, as amended, and may be issued only pursuant to an applicable exemption from the registration requirements of that Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Aeluma, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. In connection with executing final award documents, Aeluma would issue equity securities to the U.S. Department of Commerce with an aggregate value equal to the award amount.

About Aeluma

Aeluma (NASDAQ: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test, and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies. For more information, visit www.aeluma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other securities laws. All statements in this press release that are not historical are forward-looking statements, including, among other things, statements whether Aeluma or the U.S. Department of Commerce will enter into definitive award documents on acceptable terms, or at all, whether Aeluma will receive or retain any portion of the proposed funding, the potential issuance of Company securities to the U.S. Department of Commerce, potential applications and resulting benefits of Aeluma’s technology, timing of development and commercialization of Aeluma’s products, anticipated demand for Aeluma’s products, and impacts of the Award on the same. These statements are not historical facts but rather are based on Aeluma’s current expectations, estimates, and projections regarding its business, operations, and other similar or related factors. Words such as “anticipate,” “could,” “growing,” “intend,” “may,” “plan,” “poised,” “potential,” “will,” “would,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are neither promises nor guarantees, and you should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Aeluma’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including uncertainty as to whether Aeluma and the U.S. Department of Commerce will establish and execute definitive award documents for the proposed funding on acceptable terms, or at all; uncertainty as to whether, when, and in what amount Aeluma will receive or retain any portion of the proposed funding; the perceived and actual dilutive effects of the proposed issuance of common stock; impacts of an equity stake by the U.S. government in Aeluma, including any related reputational, regulatory, or governance considerations; Aeluma’s ability to satisfy applicable milestones associated with the funding; the risk that anticipated benefits of the proposed funding, including acceleration of commercialization and scaling of Aeluma’s non-InP photonics platform, may not be realized on the timeline anticipated or at all; changes in U.S. government policy, funding priorities, or budgetary constraints that could affect the availability or continuation of CHIPS and Science Act programs; Aeluma’s history of losses and limited operating history, and its ability to achieve or sustain profitability; competitive, technological, and market risks affecting the adoption of Aeluma’s semiconductor and photonics products for AI, high-performance computing, and other target markets; general economic, geopolitical, and supply-chain conditions affecting the semiconductor industry; and other risks described in Aeluma’s filings with the U.S. Securities and Exchange Commission. Aeluma undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available, except as required by law.

Company:

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles, Inc.

Moira Conlon and Alex Villalta

(310) 622-8227

ir@aeluma.com

Source: Aeluma, Inc.

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